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                      FIRST AMENDMENT TO GDB LOAN AGREEMENT

         This Amendment Agreement ("the Amendment Agreement"), entered into this 5th day of May, 1992, by and between:

         THE GOVERNMENT DEVELOPMENT BANK FOR PUERTO RICO, (hereinafter the "GDB"), a banking institution of the Government of the Commonwealth of Puerto Rico, created by Act 17, enacted on September 23, 1948, with principal offices in San Juan, Puerto Rico, represented herein by its Executive Vice President, Mr. Hiram Melendez Carrucini, of legal age, married, bank executive and resident of San Juan, Puerto Rico; and

         EL CONQUISTADOR PARTNERSHIP L.P. (hereinafter the "BORROWER"), a limited partnership organized and existing under the laws of the state of Delaware, duly qualified and authorized to do business in and within the Commonwealth of Puerto Rico, herein represented by its partners, WKA EL CON ASSOCIATES, a partnership organized and existing under the laws of the State of New York, duly qualified and authorized to do business in and within the Commonwealth of Puerto Rico, herein represented by its General Partner, Mr. Hugh Andrews, of legal age, business executive and resident of San Juan, Puerto Rico; and KUMAGAI CARIBBEAN, INC., a corporation organized and existing under the laws of the State of Texas, duly qualified and authorized to do business in and within the Commonwealth of Puerto Rico, represented herein by its President, Mr. Shunsuke Nakane, of legal age and resident of San Juan, Puerto Rico (hereinafter collectively the "PARTNERS").









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                                   WITNESSETH

         WHEREAS, GDB and Borrower on the 7th day of February, 1991 executed a Loan Agreement (the "GDB Loan Agreement") in the principal amount of TWENTY FIVE MILLION DOLLARS (U.S. $25,000,000) to be used for financing part of the Improvements; and

         WHEREAS, under Paragraph 4.3 of the GDB Loan Agreement, Borrower is required to deposit certain funds in an escrow fund for the benefit of GDB; and

         WHEREAS, GDB and Borrower have agreed to amend the GDB Loan Agreement to provide that the amount deposited under the GDB Escrow Agreement may be applied to satisfy accrued but unpaid interest under the GDB Loan Agreement;

         NOW, THEREFORE, in consideration of the premises and mutual agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. The GDB Loan Agreement is, in accordance with Paragraph 11.7 thereof, hereby amended by revising paragraph 4.3(f) to read as follows:

                  "(f)  Amounts in the GDB Escrow may be paid out as follows:

                           (i) The Borrower may, at any time after the payment or the maturity of the loan under the Bank Loan Documents, use amounts in the GDB Escrow to prepay the outstanding principal amount of the GDB Loan;

                           (ii) On the Maturity Date, any amounts in the GDB Escrow shall be applied to the payment of all amounts due under the GDB Loan; and

                           (iii) If, in any calendar month, Borrower has paid all interest and other fees due under the Bank Loan Documents on a current basis through and including the


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         15th day of such month,  any amount in the GDB Escrow shall be applied, on the last day of such calendar month, to the payment interest that has accrued and is due but unpaid under the GDB Loan."

         2. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the GDB Loan Agreement.

         3. GDB acknowledges that the amount of Deficiency Loans available to the Borrowers has been reduced to $14,000,000 pursuant to the First Amendment, of even date herewith, to the Letter of Credit and Reimbursement Agreement dated February 7, 1991, between the Partnership and the Bank. All references in Paragraph 8.22 of the GDB Loan Agreement to $20,000,000 are hereby revised to $14,000,000, and the provision containing clauses (a) and (b) in the first sentence of Paragraph 8.22 is hereby deleted.


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         IN WITNESS WHEREOF, the parties have caused this Amendment Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

EL CONQUISTADOR PARTNERSHIP L.P.       GOVERNMENT DEVELOPMENT BANK
                                       FOR PUERTO RICO

By:  WKA EL CON ASSOCIATES             By:/s/
      Its General Partner                 --------------------------------------
                                             Hiram Melendez Carrucini

Itself by: /s/
          ------------------------
             Hugh A. Andrews
             Authorized Signatory

By:  KUMAGAI CARIBBEAN, INC.

     Its General Partner

Itself by: /s/
          -------------------------
              Shunsuke Nakane
              President


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